SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5029 Apple Lane
Mohnton, PA 19540 (Address of Principal Executive Offices)

732-536-3800
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 17, 2014, CodeSmart Holdings, Inc. (the “Company”) received notice by e-mail from KBL, LLP (“KBL”) stating the following:

Hi All,

This email will serve as notice that effective immediately KBL has resigned as the Registered Public Accounting Firm of Codesmart. Please file an 8K as soon as possible.

The Company’s consolidated financial statements for the fiscal year ended December 31, 2013 were audited by KBL. This report on our financial statements did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. KBL’s report on our financial statements for the fiscal year ended December 31, 2013, however, did contain an uncertainty with respect to the substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2013 and through July 17, 2014, (a) there were no disagreements with KBL on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KBL, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years, with the exception of the paragraph below; and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

During the course of the interim review engagement performed by KBL for the period March 31, 2014, management of the Company and KBL identified a misstatement in the revenue recognition of the Company’s fees earned for their tuition revenue. Up through September 30, 2013, the Company was recognizing revenue ratably over a term of 3 to 6 months. Commencing with the Company’s fourth quarter, December 31, 2013, the Company changed their policy of revenue recognition to record the revenue upon a students’ enrollment in the course that is offered through Florida International University. For the quarter ended March 31, 2014, the Company determined that it was more realistic to record the revenue over a six month period of time. Through discussions with KBL, during the period May 23, 2014 through June 3, 2014, it was determined that there was no supporting documentation that could be provided to KBL to justify the six month time frame.  The Company’s website indicates that students shall have access for a period between 12 to 18 months to complete the courses for which they enrolled and purchased, therefore, this would be a more realistic time period for the revenue to be recognized. Upon a recommendation by KBL, the Company through its designee agreed that a restatement was necessary.

The Company has provided KBL with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested KBL to furnish a letter addressed to the SEC stating whether it agrees with the statements made above.

On August 6, the Company appointed Anderson Bradshaw PLLC (“Anderson Bradshaw”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Anderson Bradshaw is located at 5296 S. Commerce Drive Suite 300, Salt Lake City, UT 84107.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 29, 2014, Ira Shapiro resigned from his positions as Chief Executive Officer and a member of the Board of Directors of CodeSmart Holdings, Inc. (the “Company”). The resignation letter received from Mr. Shapiro is annexed hereto as Exhibit 17.1.

The Company continues to believe in its business and is in the process of formulating its budget and business plan to move forward with the assistance of investment from its current investors.  In order to help move its business forward, on August 1, 2014, the Board appointed Mr. Diego E. Roca its Chief Restructuring Officer. Compensatory arrangements with Mr. Roca for his services are currently being negotiated. There is no transaction between Mr. Roca and the Company that is required to be disclosed under Item 404(a) of Regulation S-K. Set forth below is a brief biography of Mr. Diego E. Roca:

Diego E. Roca, age 46, is the former interim Chief Financial Officer of the Company and has over 15 years of experience in financial management, operations, public (SEC) filings, cash management and internal controls. From 1995 until 2004, he worked with Digitec 2000, Inc., a U.S. based telecommunications firm, where he began his career as Digitec's Controller. He was promoted to Chief Operating Officer and finally Senior Vice President, Chief Financial Officer and a director. From 2004 to 2006, Mr. Roca served as a consultant to various companies, including Digitec and Dominion Minerals Corp. From 2007 to 2012 he held the office of Executive Vice President, Chief Financial Officer and director for Dominion Minerals Corp, an international mining firm with projects in the Republics of China and Panama.  Mr. Roca received a Bachelor of Science degree in Accounting from Queens College in 1991.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
17.1	Resignation Letter, dated as of July 29, 2014, from Ira Shapiro

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: August 15, 2014	By:	/s/ Diego E. Roca
Name: Diego E. Roca
Title: Chief Restructuring Officer